UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 6, 2005

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

As reported in our Current Report on Form 8-K filed November 4, 2004, on November 3, 2004, Genzyme Corporation and Wyeth entered into an arrangement under which Genzyme agreed to buy back from Wyeth the sales and marketing rights to Synvisc® (hylan G-F 20) in the United States, as well as Germany, Poland, Greece, Portugal and the Czech Republic.  This transaction was completed on January 6, 2004.  As part of the closing, Genzyme paid Wyeth $99 million in cash for the Synvisc sales and marketing rights, and re-purchased Wyeth’s remaining Synvisc inventory for a total of $1.3 million.  Genzyme will make an additional $22 million payment to Wyeth upon satisfactory completion of a 45 day transition period after closing.  Genzyme is also obligated to make contingent payments to Wyeth that, depending on the level of Synvisc sales in the covered territories, could reach a maximum of $293.7 million in cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: January 10, 2005	By:	/s/ Michael S. Wyzga
Michael S. Wyzga
Executive Vice President, Finance;
Chief Financial Officer; and Chief Accounting Officer